Exhibit 10.16.1

MEREDITH WILLIAMS, SENIOR COUNSEL ADMINISTRATIVE & CIVIL REMEDIES BRANCH OFFICE OF COUNSEL TO THE INSPECTOR GENERAL

330 INDEPENDENCE AVE SW WASHINGTON, DC 20201

January 11, 2023

VIA EMAIL

Will McGuire

Chief Executive Officer

Ra Medical Systems

5857 Owens Ave., Suite 300

Carlsbad, CA 92009

Re:Suspension of Corporate Integrity Agreement

Dear Will:

The purpose of this letter is to notify Ra Medical Systems, Inc. (RMS) that its obligations under the Corporate Integrity Agreement (CIA) with the Office of Inspector General (OIG) of the United States Department of Health and Human Services are suspended.

It is our understanding that the proposed transaction between RMS and Catheter Precision (CP) has been finalized. This suspension of RMS’s obligations is based upon the representations made to the OIG that, following the closing of the transaction, referenced in OIG’s letters dated   August 12, 2022 and December 20, 2022, neither RMS nor CP will engage in Covered Functions (as defined in the CIA) with respect to the RMS Government Reimbursed Products that were subject to the CIA. The CIA will remain suspended until the end of the CIA term, unless either RMS or CP resume engaging in Covered Functions with respect to the RMS Government Reimbursed Products that were subject to the CIA.

If you have any questions, please contact me at 202.494.4395 or by email at Meredith.Williams@oig.hhs.gov.

Sincerely,

/s/ Meredith Williams
Meredith Williams Senior Counsel